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      EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

      We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (No. 33-5874), in Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 2-91176), the Registration Statement on Form S-8 (No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan, (b) the Registration Statement on Form S-8 (No. 33-32934) and prospectus relating to the CoreStates Savings Plan, (c) the Registration Statement on Form S-8 (No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan, (d) the Registration Statement on Form S-3 (No. 33-57034) and related prospectus and prospectus supplements pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, and Capital Securities, issuable by the Corporation, (e) the Registration Statement (Form S-3, No. 33-54049) and the related prospectus and prospectus supplements pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation and Preferred Stock, Depository Shares, Common Stock, and Capital Securities, issuable by the Corporation, (f) the Registration Statement (Form S-4, No. 33-7286) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock option and Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of New Jersey National Corporation (g) the Registration Statement (Form S-4, No. 33-31896) and relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and stock appreciation rights and outstanding 5-1/2% Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Pennsylvania Corporation, (h) the Registration Statement (Form S-4, No. 33-48422) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation, (i) the Registration Statement (Form S-4, No. 33-51429) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp,
      (j) the Registration Statement (Form S-4, No. 33-53539) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc., and (k) the Registration Statement on Form S-3 (No. 33-40717) and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan of our report dated March 16, 1994, except as to the last paragraph of Note 2 which is as of March 29, 1994, and the third paragraph of note 1 which is as of July 20, 1994, relating to the consolidated statements of condition of Constellation Bancorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the September 13, 1994 report on Form 8-K of CoreStates Financial Corp. Our report refers to a restatement of the 1993 financial statements to remove certain merger-related charges, and to a change in accounting for postretirement benefits, other than pensions, income taxes and certain investments in debt and equity securities in 1993. The financial statements referred to above are not separately presented in such report on Form 8-K.

      /s/ KPMG Peat Marwick LLP

      Short Hills, New Jersey
      September 12, 1994

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